EXHIBIT (99.1)
                       NCT HOLDINGS, INC.
      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
 FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 19, 1999

     The undersigned, having received the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus dated July 14, 1999 (the "Proxy Statement") of NCT Holdings, Inc. (the "Company"), hereby appoints Stephen C. Hassenfelt and Sue W. Cole, and each of them, proxies of the undersigned, with full power of substitution, to represent the undersigned at the Special Meeting of Shareholders of the Company to be held on August 19, 1999, and at any adjournments or postponements thereof (the "Special Meeting") and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present at the Special Meeting in the manner the undersigned specifies in this Proxy Card (or, if the undersigned does not specify how to vote, to vote all such shares "FOR" all Proposals referred to in this Proxy Card and to vote in the discretion of the proxies as to any other matters coming before the Special Meeting).

     Please promptly mark this Proxy Card to specify how you would like your shares voted and date, sign and mail it in the enclosed envelope. No postage is required. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE PROPOSALS REFERRED TO IN THIS PROXY CARD.

     Proposal    (1)     Proposal to approve the Agreement and Plan of Merger,
                         dated as of May 14, 1999, among NCT Holdings, Inc.,
                         U.S. Trust Corporation and NCT Holdings Acquisition
                         Company, a wholly owned subsidiary of U.S. Trust
                         Corporation, and the merger of NCT Holdings, Inc.
                         into NCT Holdings Acquisition Company.

                 [_] FOR             [_] AGAINST          [_] ABSTAIN

     Proposal    (2)     Proposal to approve certain merger-related
                         compensation payments to employees of North Carolina
                         Trust Company.

                 [_] FOR             [_] AGAINST          [_] ABSTAIN

     As explained in the Proxy Statement, the plan of merger and the related compensation payments will be voted on separately, but approval of the payments is a condition to the merger. Therefore, the merger will not be completed if the payments are not approved. Similarly, completing the merger is a condition to making the compen- sation payments, and the compensation will not be paid unless the merger is completed.

     In addition, the undersigned authorizes such proxies to vote such shares in their discretion as to any other matters coming before the Special Meeting.

     IF YOU EXECUTE AND RETURN THIS PROXY CARD BUT DO NOT SPECIFY THE MANNER IN WHICH THE PROXIES SHOULD VOTE YOUR SHARES, THE PROXIES WILL VOTE YOUR SHARES "FOR" ALL OF THE FOREGOING PROPOSALS AND IN THEIR DISCRETION AS TO ANY OTHER MATTERS COMING BEFORE THE MEETING.

                                    ___________________________________________
                                    (Signature)

                                    ___________________________________________
                                    (Signature if held jointly)

                                    Dated: ______________________________, 1999

                                    Please date this Proxy Card and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer. If executed by a partnership, please sign in partnership name by authorized persons.